RELIANCE
GLOBAL GROUP INC

NASDAQ: RELI

- Cutting-edge, technology-enabled enterprise poised to disrupt the $463 billion global insurance agency/brokerage market
- Strong historical revenue growth - 4-year revenue CAGR 25.3%
- High margin, recurring revenues as an insurance brokerage, without the underwriting risks of a carrier
- Definitive agreement to acquire Spetner Associates - expected to transform the Company
- Projected to add over $14M in annualized revenue, which would increase combined annualized revenue to an estimated $28M
- Highly scalable business model to drive cash flow and profitability as revenue continues to grow
- Total market cap trading at less than 0.2x 2023 revenues
- Low float with approximately 8.5 million shares outstanding

Please review our forward-looking statements disclosure contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2024. All statements herein are qualified by reference to such disclosure.